UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 3, 2004 (December 2, 2004)

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9690 Deereco Road
Suite 100
Timonium, Maryland 21093
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act.

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 2, 2004, certain subsidiaries of Omega Healthcare Investors, Inc. ("Omega") exercised their rights under the Credit Agreement, dated as of March 22, 2004 (the "Credit Facility"), as amended, by and among OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC and Texas Lessor-Stonegate, LP. (collectively, the "Subsidiaries") and the lenders named therein, and Bank of America, N.A., as administrative agent (collectively, the "Lenders") to increase the aggregate revolving committed amount under the Credit Facility by $25 million to an aggregate amount of $200 million. In connection with such increase, Omega has agreed to pledge six additional real property assets as collateral under the Credit Facility pursuant to the terms of a Consent to Additional Borrowing Base Assets, dated December 2, 2004 (the "Consent"), by and among the Subsidiaries, and the Lenders. The foregoing description is qualified by reference in the entirety to the Consent, a copy of which is filed herewith as Exhibit 99.1 and is incorporated by reference in this Item 2.03.

Item 9.01    Exhibits

99.1	Consent to Additional Borrowing Base Assets, dated December 2, 2004 (the "Consent"), by and among Bank Of America, N.A., as Administrative Agent, Bank Of America, N.A., as L/C Issuer, Swing Line Lender and as a Lender, UBS Loan Finance LLC, Deutsche Bank Trust Company Americas, General Electric Capital Corporation, Merrill Lynch Capital, Bank One, N.A., LaSalle Bank, N.A., The Provident Bank, and OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, and Texas Lessor-Stonegate, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: December 3, 2004                 By:  /s/ C. Taylor Pickett
   C. Taylor Pickett
  President and Chief Executive Officer